                                                                     Exhibit  11


                           Marks Bros. Jewelers, Inc.
                       Computation of Per Share Earnings




                                                   Three Months Ended                   Six Months Ended
                                            -------------------------------     -------------------------------
                                            July 31, 1997     July 31, 1996     July 31, 1997     July 31, 1996
                                            -------------     -------------     -------------     -------------
                                                       (in thousands, except for per share amounts)

Primary earnings per share:
Income before extraordinary gain            $       1,760      $      1,406     $      $2,300     $         548

Extraordinary gain on extinguishment of
debt, net of taxes                                    ---            11,164               ---            11,164
                                            -------------     -------------     -------------     -------------

Net Income                                  $       1,760     $      12,570     $       2,300     $      11,712
                                            =============     =============     =============     =============

Average shares outstanding                         10,069             8,164            10,065             6,638

Common share equivalents under the 1995,
1996 and 1997 Option Plans assuming the
treasury stock method                                 135               771               129               646

Additional shares assuming conversion of
Class B shares                                          4                 3                 4                3
                                            -------------     -------------     -------------     -------------

Average number of common shares and
common share equivalents outstanding               10,208             8,938            10,198             7,287
                                            =============     =============     =============     =============

Income before extraordinary gain per share  $        0.17     $        0.16             $0.23      $       0.08

Extraordinary gain on extinguishment of
debt, net of taxes, per share                         ---              1.25               ---              1.53
                                            -------------     -------------     -------------     -------------

Net Income                                  $        0.17     $        1.41     $        0.23     $        1.61
                                            =============     =============     =============     =============


                                                                     Exhibit  11


                           Marks Bros. Jewelers, Inc.
                       Computation of Per Share Earnings



                                                 Three Months Ended                     Six Months Ended
                                            -------------------------------     -------------------------------
                                            July 31, 1997     July 31, 1996     July 31, 1997     July 31, 1996
                                            -------------     -------------     -------------     -------------
                                                        (in thousands, except for per share amounts)

Fully diluted earnings per share:
Income before extraordinary gain            $       1,760     $       1,406     $       2,300     $         548

Extraordinary gain on extinguishment of
debt, net of taxes                                    ---            11,164               ---            11,164
                                            -------------     -------------     -------------     -------------
Net Income                                  $       1,760     $      12,570     $       2,300     $      11,712
                                            =============     =============     =============     =============

Average shares outstanding                         10,069             8,164            10,065             6,638

Common share equivalents under the 1995,
1996 and 1997 Option Plans assuming the
treasury stock method                                 149               771               148               680

Additional shares assuming conversion of
Class B shares                                          4                 3                 4                 3
                                            -------------     -------------     -------------     -------------

Average number of common shares and
common share equivalents outstanding               10,222             8,938            10,217             7,321
                                            =============     =============     =============     =============

Income before extraordinary gain per share  $        0.17     $        0.16     $        0.23     $        0.07

Extraordinary gain on extinguishment of
debt, net of taxes, per share                         ---              1.25               ---              1.53
                                            -------------     -------------     -------------     -------------
Net Income                                  $        0.17     $        1.41     $        0.23     $        1.60
                                            =============     =============     =============     =============



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